UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1100 NW 163rd Drive, Suite 3, N. Miami Beach, Florida 33169

(Address of principal executive offices) (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2012, Nettalk.com, Inc. has executed a $500,000, 10% Senior Secured Debenture due June 30, 2012 from an accredited institutional investor. Proceeds from the debenture will be used for marketing, general operations and defending patent infringements.

The Senior Secured Debenture, among other matters, accrues interest at 10% per annum, is payable in full on June 30, 2012, is secured by all of the assets of the Registrant, and provides for a default rate of interest of no less than 18% upon an event of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By: /s/ Anastasios Kyriakides
Name: Anastasios Kyriakides
Title: Chief Executive Officer
Dated: April 23, 2012